UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of report (Date of earliest event reported): June 23, 2009

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                              BRIDGE BANCORP, INC.
           (Exact name of the registrant as specified in its charter)

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         New York                        000-18546                11-2934195
(State or other jurisdiction of   (Commission File Number)      (IRS Employer
incorporation or organization)                               Identification No.)

                 2200 Montauk Highway
               Bridgehampton, New York                              11932
       (Address of principal executive offices)                  (Zip Code)


                                 (631) 537-1000
                         (Registrant's telephone number)

                                       N/A
          (Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

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[]     Written communications pursuant to Rule 425 under the Securities Act (17
       CFR 230.425)
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[]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
       CFR 240.14a-12)
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[]     Pre-commencement communications pursuant to Rule 14d-2(b) under the
       Exchange Act (17 CFR 240.14d-2(b))
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[]     Pre-commencement communications pursuant to Rule 13e-4(c) under the
       Exchange Act (17 CFR 240.13e-4c)
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Item 5.02.  Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

         On June 23, 2009, Rudolph J. Santoro was appointed to the Board of Directors of Bridge Bancorp, Inc. (the "Company") and its wholly owned subsidiary, The Bridgehampton National Bank (the "Bank"). There have been no transactions between the Company (or the Bank) and Mr. Santoro of a nature reportable pursuant to Section 404(a) of SEC Regulation S-K. A copy of the press release announcing Mr. Santoro's appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K ("Report").

         On June 25, 2009, the Company, the Bank and Howard H. Nolan, Senior Executive Vice President and Chief Administrative and Financial Officer of the Company and the Bank, entered into an amended and restated employment agreement (the "Agreement"). The Agreement supersedes and replaces the prior employment agreement entered into with Mr. Nolan on June 26, 2006, as amended on January 1, 2008 (the "Original Agreement"). The amendments to the Original Agreement include the following:

    o In the event of Mr. Nolan's involuntary termination of employment without cause or for good reason (as defined in the Agreement), Mr. Nolan will be paid a single cash lump sum distribution equal to two times his base salary in effect on his termination date. The payment will be made within 10 business days following Mr. Nolan's termination date. If Mr. Nolan's termination as described herein occurs within one year following a change in control of the Company or the Bank (as defined in the Agreement), he will be paid a single cash lump sum distribution equal to three times his taxable income earned in the calendar year preceding the year of the change in control.

    o Upon Mr. Nolan's involuntary termination of employment without cause or for good reason, the Bank would provide Mr. Nolan with continued group health and medical insurance coverage for 24 month following his termination date on the same terms as such benefits are made available to other executive officers of the Bank.

         The other terms of the Agreement are materially consistent with the previously disclosed terms of the Original Agreement.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

         On June 23, 2009, the Board of Directors of the Company amended Article II, Section 203 of the Company's Bylaws to increase the director retirement age from 70 to 73. Article II, Section 2.03 of the Bylaws as amended reads in its entirety as follows:

         Section 203 - Eligibility and Mandatory Retirement
         -----------   ------------------------------------

         No person shall be eligible to be newly elected or appointed as a director if he/she shall have attained the age of 73 years on or prior to the date of his/her election or appointment. Any director of this Corporation who attains the age of 73 years shall cease to be a director (without any action on his/her part) at the close of business on the day prior to the date of the next shareholders' meeting at which directors are to be elected regardless of whether or not his/her term as a director would otherwise expire at such shareholders' meeting.

Item 8.01.  Other Events.

         On June 23, 2009, the Company announced the declaration of a quarterly cash dividend of $0.23 per share, payable on July 21, 2009 to shareholders of record as of July 7, 2009. A copy the press release announcing the dividend is attached as Exhibit 99.2 to this Report.

Item 9.01.  Financial Statements and Exhibits.

         (d)  Exhibits:

              Exhibit Number                  Description
              --------------                  ------------
              Exhibit 99.1                    Press Release dated June 24, 2009.

              Exhibit 99.2                    Press Release dated June 23, 2009.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           BRIDGE BANCORP, INC.
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                                           (Registrant)


                                           By: /s/ Kevin M. O'Connor
                                           Kevin M. O'Connor
                                           President and Chief Executive Officer

Dated:  June 26, 2009